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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Schweitzer-Mauduit International, Inc. on Form S-8 of our report dated January 19, 2001, appearing in the Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
December 5, 2001